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                                                                   EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

To the Board of Directors and Stockholders of InfoSpace.com, Inc.
Redmond, Washington

  We consent to the use in this Amendment No. 2 to the Registration Statement (No. 333-62323) of InfoSpace.com, Inc. on Form S-1 of our report dated July 27, 1998 on the financial statements of Outpost Network, Inc., appearing in the Prospectus, which is a part of the Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Seattle, Washington
October 27, 1998